Exhibit 23.7

CONSENT OF CAWLEY, GILLESPIE AND ASSOCIATES, INC.

We have issued our summary evaluation reports, dated August 1, 2024, August 1, 2024 and July 30, 2024, respectively (the “Reserve Reports”), regarding estimates of total proved reserves and forecasts of economics attributable to certain royalty interests of Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC, in each case as of December 31, 2023, acquired or subject to the pending acquisition, as applicable, by Viper Energy, Inc. (“Viper”), included as Exhibit 99.9, Exhibit 99.10 and 99.11, respectively, in the Current Report on Form 8-K of Viper (“Form 8-K”) filed on September 11, 2024, which Reserve Reports are incorporated by reference in this Registration Statement on Form S-3 ASR (the “Registration Statement”). As independent petroleum consultants, we hereby consent to (i) the incorporation by reference of the Reserves Reports in the Registration Statement and (ii) the use in the Registration Statement of the information contained in the Reserves Reports. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Very truly yours,

/s/ CAWLEY, GILLESPIE AND ASSOCIATES, INC.

CAWLEY, GILLESPIE AND ASSOCIATES, INC.

Texas Registered Engineering Firm F-693

Fort Worth, Texas
September 11, 2024